                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated May 17, 1999 ("Employment Agreement") by and between MKS Instruments, Inc., a Massachusetts Corporation (the "Corporation"), and Peter Younger of Newton Centre, MA (the "Employee").

WHEREAS, the Corporation and the Employee desire to provide for the employment of the Employee by the Corporation:

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Corporation and the Employee hereby agree as follows:

     (1) Term of Employment: The Corporation hereby employs the Employee, and the Employee hereby accepts employment with the Corporation, for a period commencing as of May 17, 1999 and continuing thereafter until terminated as provided in this Section (1). Either the Corporation or the Employee may terminate the employment of the Employee under this Employment Agreement at any time after May 17, 1999 by giving written notice to the other party stating its or his election to terminate the employment of the Employee under this Employment Agreement. The employment of the Employee under this Employment Agreement shall terminate thirty (30) days after the date of receipt by the other party of such notice; provided, however, that the employment of the Employee under this Employment Agreement is subject to prior termination as hereinafter provided in Section (5).

     (2) Capacity: The Employee shall be employed by the Corporation in the position of President and Chief Operating Officer and shall perform such duties as shall be assigned to Employee by the Chairman and CEO of the Corporation. The Employee shall also perform such duties as are customary and appropriate in such capacity or office, including the following: Overseeing the day to day operation of the Corporation including but not limited to, product development, manufacturing and operations, marketing and sales, customer service and satisfaction, quality, human resources and internal financial control.

     (3) Extent of Services: During the term of employment of the Employee under this Employment Agreement, the Employee shall devote his full time to, and use his best efforts in the furtherance of, the business of the Corporation and shall

Peter Younger

not engage in any other business activity which interferes in any way with the Employee's performance of his duties to the Corporation, whether or not such business activity is pursued for gain or any other pecuniary advantage, without the prior written consent of the Corporation.

     (4) Compensation: In consideration of the services to be rendered by the Employee under this Employment Agreement, the Corporation agrees to pay, and the Employee agrees to accept, the following compensation:

         (a) Base Salary: A base salary at the rate of two hundred twenty-five thousand dollars ($225,000) per year for the term of employment of the Employee under this Employment Agreement. The base salary shall be payable in equal biweekly installments subject to usual withholding requirements. This salary will be reviewed annually according to the established practices of the company provided, however, that upon review the Employee's salary may be increased but not decreased, unless such decrease is part of an overall cost savings program which may be in effect from time to time. No overtime pay will be paid to the Employee by the Corporation.

         (b) Incentive: For each calendar year of the corporation during the term of employment of the Employee under this Employment Agreement, the Employee shall be entitled to participate in a Management Incentive Program pursuant to the terms of which the Employee may receive compensation in addition to his base salary if the Corporation attains its consolidated financial goals during such calendar year of the Corporation. The "targeted" additional compensation goal for the Employee shall be 60% of his earnings. The Management Incentive Program, including the consolidated financial goals established by the Corporation for the calendar year and the formula to be used to determine the payment of amounts under the Management Incentive Program, will be communicated to the Employee in writing prior to the beginning of each calendar year of the Corporation.

         If there shall be any disagreement between the Corporation and the Employee as to the calculation of the Management Incentive Bonus in any calendar year of the Corporation during the term of employment of the Employee under this Employment Agreement, the decision of the independent Public Accounting firm of the corporation as to the amount of the Management Incentive Bonus of the Corporation shall be conclusive and binding on the corporation and the Employee.

Peter Younger

The Employee shall be entitled to inspect any certificate of such independent public accounting firm as to the calculation of the Management Incentive Bonus of the Corporation in any calendar year of the Corporation during the term of employment of the Employee under this Employment Agreement.

         Incentive payments shall be payable to the Employee on or before March 31 after the end of each calendar year of the Corporation during the term of employment of the Employee under this Employment Agreement.

         The Employee will not receive any payment under the Management Incentive Program for any calendar year in which the Employee is not actively employed on the last day of that calendar year, but the Employee need not be actively employed at the time the payment is actually made. The Employee shall be entitled to participate in the Management Incentive Program in 1999 even though his employment commenced on May 17, 1999.

         (c) MKS Instruments Profit Sharing and Retirement Savings Plan: The Employee shall be eligible to become a participant under the profit sharing plan of the Corporation on fulfilling the conditions set forth in the MKS Instruments Profit Sharing and Retirement Savings Plan of the Corporation.

         (d) Vacation: The Employee shall be entitled to an annual vacation leave of 20 days at full pay during each year of this Employment Agreement, subject to the Employee arranging such vacation so as not to affect adversely the ability of the Corporation to transact its necessary business. Vacation shall accrue at the rate of 1.667 days per month.

         (e) Life Insurance: The Corporation shall provide, and pay all of the premiums for, term life insurance in the amount of $250,000 for the Employee during the term of employment of the Employee under this Employment Agreement in accordance with the term life insurance plan of the Corporation.

         (f) Medical/Dental Insurance: The Corporation shall provide group medical/dental insurance for the Employee and his eligible family members under the Plans of the Corporation applicable to the Employee during the term of employment of the Employee under this Employment Agreement. In addition, the Corporation shall provide to the Employee a supplemental medical/dental plan that

Peter Younger

will reimburse the Employee for the cost of any medically necessary services not paid under the primary medical/dental insurance plans, subject to an annual limit of $2500.

         (g) Stock Options: The Corporation hereby grants to the Employee an option to purchase 150,000 shares of common stock; no par value, of the Corporation at the fair market value of the stock at close of business on May 17, 1999. The foregoing options shall be issued pursuant to and subject to the terms of the Corporation's Amended and Restated 1995 Stock Incentive Plan.

         (h) Company Car Allowance: The Corporation shall pay the Employee $650 per month during the term of his employment as a company car allowance.

         (i) Other Benefits: The Corporation shall provide other benefits for the employee under the Plans of the Corporation applicable to the Employee during the term of employment of the Employee under this Employment Agreement.

     (5) Termination: The employment of the Employee under this Employment Agreement shall terminate:

         (a) On the expiration of the period of employment as provided in Section (1).

         (b) Upon the death of the Employee.

         (c) At the election of the Corporation (i) if the Employee shall fail, or refuse, to perform the services required of him under this Employment Agreement, or (ii) if the Employee shall fail, or refuse, to perform the other covenants and agreements required of him under this Employment Agreement, or
(iii) "for cause", which term shall mean acts or actions detrimental to the best interests of the Corporation.

     (6) Payment Upon Termination:

         (a) If the employment of the Employee is terminated by the Corporation "Without Cause", the Employee shall be entitled to compensation as follows:

Peter Younger

         (i) If termination "Without Cause" occurs within the first month of employment the Corporation shall pay the Employee a termination benefit of twelve (12) months compensation. If termination "Without Cause" occurs after the first month of employment, the Corporation shall reduce the termination benefit by one month's salary for each full month of employment completed thereafter until the termination benefit has reached six (6) months compensation. The termination benefit will then remain at six (6) months compensation for the duration of this agreement.

         (ii) If the Employee is terminated by the Corporation "Without Cause", the Employee will be paid all accrued, but unpaid, salary, bonus, vacation and other benefits.

         (iii) If the Employee is terminated by the Corporation "Without Cause", the Corporation shall continue to provide the Employee life insurance, medical insurance, and dental insurance for the duration of the Employee's termination benefit.

         (b) If the employment of the Employee is terminated by death, the Corporation shall pay to the estate of the Employee all accrued, but unpaid, salary, bonus, vacation and other benefits which would otherwise be payable to the Employee at the end of the month in which his death occurs.

         (c) In the event the employment of the Employee is terminated at the election of the Corporation pursuant to Section (5) (c) hereof, the Employee shall be paid all accrued, but unpaid, salary, bonus, vacation and other benefits.

         (d) If the Employee is terminated by voluntary resignation by the Employee, the Employee will be paid all accrued, but unpaid, salary, bonus, vacation and other benefits earned as of his effective date of termination.

     (7) Trade Secrets: The Employee covenants and agrees that he will communicate to the Corporation, and will not divulge or communicate to any other person, partnership, corporation or other entity without the prior written consent of the Corporation, any trade secrets of the Corporation or confidential information relating to the business of the Corporation or any one connected with the Corporation, and that such trade secrets and confidential information shall not be used by the Employee either on his own behalf or for the benefit of others or

Peter Younger

disclosed by the Employee to any one, except to the Corporation, during or after the term of employment of the Employee under this Employment Agreement.

     (8) Inventions and Patents:

         (a) The Employee shall make prompt full disclosure in writing to the Corporation of all inventions, improvements and discoveries, whether or not patentable, which the Employee conceives, devises, makes, discovers, develops, perfects or first reduces to practice, either alone or jointly with others, during the term of employment of the Employee under this Employment Agreement, which relate in any way to the fields, products or business of the Corporation, including development and research, whether during or out of the usual hours of work or on or off the premises of the Corporation or by use of the facilities of the Corporation or otherwise and whether at the request or suggestion of the Corporation or otherwise (all such inventions, improvements and discoveries being hereinafter called the "Inventions"), including any Inventions, whether or not patentable, conceived, devised, made, discovered, developed, perfected or first reduced to practice by the Employee after the employment of the Employee under this Employment Agreement is terminated if the Inventions were conceived by the Employee during the term of employment of the Employee under this Employment Agreement. Any Inventions, whether or not patentable, conceived, devised, made, discovered, developed, perfected or first reduced to practice by the Employee within six (6) months of the date of termination of the employment of the Employee under this Employment Agreement shall be conclusively presumed to have been conceived during the term of employment of the Employee under this Employment Agreement.

         (b) The Employee agrees that the Inventions shall be the sole and exclusive property of the Corporation.

         (c) The Employee agrees to assist the Corporation and its nominees in every reasonable way (entirely at its or their expense) to obtain for the benefit of the Corporation letters patent for the Inventions and trademarks, trade names and copyrights relating to the Inventions, and any renewals, extensions or reissues thereof, in any and all countries, and agrees to make, execute, acknowledge and deliver, at the request of the Corporation, all written applications for letters patent, trademarks, trade names and copyrights relating to the Inventions and any

Peter Younger

renewals, extensions or reissues thereof, in any and all countries, and all documents with respect thereto, and all powers of attorney relating thereto and, without further compensation, to assign to the Corporation or its nominee all the right, title and interest of the Employee in and to such applications and to any patents, trademarks, trade names or copyrights which shall thereafter issue on any such applications, and to execute, acknowledge and deliver all other documents deemed necessary by the Corporation to transfer to or vest in the Corporation all of the right, title and interest of the Employee in and to the Inventions, and to such trademarks, trade names, patents and copyrights together with exclusive rights to make, use, license and sell them throughout the world.

         (d) The Employee agrees that even though his employment is terminated under this Employment Agreement he will, at any time after such termination of employment, carry out and perform all of the agreements of Subsections (8) (a) and (8) (c) above, and will at any time and at all times cooperate with the Corporation in the prosecution and/or defense of any litigation which may arise in connection with the Inventions, provided, however, that should such services be rendered after termination of employment of the Employee under this Employment Agreement, the Employee shall be paid reasonable compensation on a per diem basis.

         (e) The Employee agrees to make and maintain adequate and current written records of all Inventions in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of, and available to, the Corporation at all times.

         (f) The Employee agrees that he will, upon leaving the employment of the Corporation, promptly deliver to the Corporation all originals and copies of disclosures, drawings, prints, letters, notes, and reports either typed, handwritten or otherwise memorialized, belonging to the Corporation which are in his possession or under his control and the Employee agrees that he will not retain or give away or make copies of the originals or copies of any such disclosures, drawings, prints, letters, notes or reports.

     (9) Property of Corporation: All files, records, reports, documents, drawings, specifications, equipment, and similar items relating to the business of the Corporation, whether prepared by the Employee or otherwise coming into his

Peter Younger

possession, shall remain the exclusive property of the Corporation and shall not be removed by the Employee from the premises of the Corporation under any circumstances whatsoever without the prior written consent of the Corporation. Provided, however, the Employee may remove such files and other items from the premises of the Corporation if required to do so during the course of his duties or if required to work at home.

     (10) Non-Competition:

         (a) During the term of employment of the Employee under this Employment Agreement, and during a period of one (1) year after termination of employment of the Employee under this Employment Agreement without regard to the cause of termination of employment and whether or not such termination of employment was caused by the Employee or by the Corporation, (i) the Employee shall not engage, either directly or indirectly, in any manner or capacity, in any business or activity which is competitive with any business or activity conducted by the Corporation; (ii) the Employee shall not work for or employ, directly or indirectly, or cause to be employed by another, any person who was an employee, officer or agent of the Corporation or of any of its subsidiaries at any time during a period of twelve (12) months prior to the termination of the employment of the Employee under this Employment Agreement nor shall the Employee form any partnership with, or establish any business venture in cooperation with, any such person which is competitive with any business or activity of the Corporation; (iii) the Employee shall not give, sell or lease any goods or services competitive with the goods or services of the Corporation or its subsidiaries to any person, partnership, corporation or other entity who purchased goods or services from the Corporation or its subsidiaries within one
(1) year before the termination of the employment of the Employee under this Employment Agreement; (iv) the Employee shall not have any financial interest, or participate as a director, officer, stockholder, partner, employee, consultant or otherwise, in any corporation, partnership or other entity which is competitive with any business or activity conducted by the Corporation.

         (b) The Corporation and the Employee agree that the services of the Employee are of a personal, special, unique and extraordinary character, and cannot be replaced by the Corporation without great difficulty, and that the violation by the Employee of any of his agreements under this Section (10) would

Peter Younger


damage the goodwill of the Corporation and cause the Corporation irreparable harm which could not reasonably or adequately be compensated in damages in an action at law, and that the agreements of the Employee under this Section (10) may be enforced by the Corporation in equity by an injunction or restraining order in addition to being enforced by the Corporation at law.

         (c) In the event that this Section (10) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.

     (11) Notice: Any and all notices under this Employment Agreement shall be in writing and, if to the Corporation, shall be duly given if sent to the Corporation by registered or certified mail, postage prepaid, return receipt requested, at the address of the Corporation set forth under its name below or at such other address as the Corporation may hereafter designate to the Employee in writing for the purpose, and if to the Employee, shall be duly given if delivered to the Employee by hand or if sent to the Employee by registered or certified mail, postage prepaid, return receipt requested, at the address of the Employee set forth under his name below or at such other address as the Employee may hereafter designate to the Corporation in writing for the purpose.

     (12) Assignment: The rights and obligations of the Corporation under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation. The rights and obligations of the Employee under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors and legal representatives of the Employee.

     (13) Entire Agreement and Severability:

         (a) This Employment Agreement and the MKS offer of employment letter dated 4/30/99 (and the documents referenced herein) supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Corporation and contain all of the covenants and agreements between the parties with respect to such employment.

Peter Younger

Each party to this Employment Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or any one acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Employment Agreement or referenced herein, or as amended, shall be valid and binding. Any modification of this Employment Agreement will be effective only if it is in writing signed by both parties to this Employment Agreement.

         (b) If any provision in this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (c) All pronouns used herein shall include the masculine, feminine, and neuter gender as the context requires.

     (14) Governing Law: This Employment Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of The Commonwealth of Massachusetts without reference to conflict of laws principles.

IN WITNESS WHEREOF, the parties hereto have executed, in the Commonwealth of Massachusetts, this Employment Agreement as a sealed instrument, all as of the day, month and year first written above.

MKS INSTRUMENTS, INC.

By: /s/ John R. Bertucci
   ----------------------------------
   John R. Bertucci, Chairman and CEO
   6 Shattuck Road
   Andover, MA 01810



         /s/ Peter Younger
         ----------------------------
         Peter Younger

   Address: 57 Dudley Road
            Newton, Centre, MA 02459